Exhibit 99.1

Tenet Reports Results
for the Fourth Quarter and Year Ended December 31, 2019
and Issues Financial Outlook for 2020

•
Net income from continuing operations attributable to common shareholders of $2 million, or $0.02 per diluted share, in 4Q19 versus a net loss from continuing operations of $5 million, or $0.05 per diluted share in 4Q18

•	Several 4Q19 key financial metrics up significantly year over year:

◦	Consolidated Adjusted EBITDA up 18 percent (above the Outlook mid-point)

◦	Consolidated Adjusted diluted EPS up 94 percent (above the Outlook mid-point)

◦	Hospital segment Adjusted EBITDA up 16 percent

◦	Ambulatory segment EBITDA less NCI up 26 percent

◦	Conifer segment Adjusted EBITDA up 8 percent; related margins up 490 basis points

•	Strong growth in patient volumes continued in 4Q19:

◦	Hospital segment same-hospital admissions and adjusted admissions grew 2.6 percent and 1.9 percent, respectively

◦	Ambulatory segment system-wide same-facility surgical cases grew 3.4 percent

•	FY 2019 net cash from operating activities rose 18 percent; Adjusted free cash flow rose 27 percent (both above the Outlook mid-point)

•	FY 2020 Outlook anticipates continued growth from operational improvements:

◦	Net income from continuing operations attributable to Tenet Common shareholders, $1.23 to $2.31 per diluted share

◦	Adjusted EBITDA of $2.785 billion to $2.885 billion

◦	Adjusted diluted earnings per share of $2.69 to $3.35

DALLAS — February 24, 2020 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended December 31, 2019 (4Q19).

“Our financial results for 2019 support the sustainable changes we have made across each of our operating segments,” said Ronald A. Rittenmeyer, Executive Chairman and Chief Executive Officer. “We closed the year with a very strong fourth quarter and believe our focus on our patients, our physicians and all stakeholders — supported by underlying enhancements to technology, a renewed dedication to customer service and a keen eye on administrative expenses — are driving our growth and positioning us well for 2020 and future years.”

Tenet's results for 4Q19 versus the quarter ended December 31, 2018 (4Q18) and the year ended December 31, 2019 (FY 2019) versus the year ended December 31, 2018 (FY 2018) were as follows:

($ in millions, except per share results)	4Q19	4Q18	FY 2019	FY 2018
Net income (loss) from continuing operations attributable to Tenet common shareholders	$2	$(5)	$(243)	$108
Net income (loss) from continuing operations attributable to Tenet common shareholders per diluted share	$0.02	$(0.05)	$(2.35)	$1.04
Adjusted EBITDA	$805	$684	$2,706	$2,560
Adjusted diluted earnings per share from continuing operations	$0.99	$0.51	$2.68	$1.86
The table above as well as tables and discussions throughout this earnings release include certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.

Results from Continuing Operations Attributable to Tenet Common Shareholders

•
Net income from continuing operations attributable to its common shareholders was $2 million, or $0.02 per diluted share, in 4Q19 versus a net loss from continuing operations of $5 million, or $0.05 per diluted share in 4Q18. The $7 million year-over-year increase was driven primarily by higher net operating revenues associated with increased patient volumes and the beneficial effect of the Company's continuing cost reduction initiatives.

•
For FY 2019, the net loss from continuing operations attributable to the Company's common shareholders of $243 million, or $2.35 per diluted share, was primarily driven by the $227 million pretax loss, or $2.16 per diluted share, associated with debt refinancings as well as impairment and restructuring charges and acquisition-related costs of $185 million, or $1.76 per diluted share. The debt refinancings will reduce future annual cash interest payments and retired all significant debt maturities until April 2022. Net income from continuing operations was $108 million, or $1.04 per diluted share for FY 2018.

Adjusted Results from Continuing Operations Attributable to Tenet Common Shareholders

Reconciliations of net income available (loss attributable) to Tenet common shareholders to Adjusted net income from continuing operations available to Tenet's common shareholders are contained in Table #1 at the end of this release.

•
Tenet’s 4Q19 Adjusted net income from continuing operations available to its common shareholders rose to $105 million, or $0.99 per diluted share, compared to $53 million or $0.51 per diluted share, in 4Q18. The $52 million, or 98.1 percent, increase was primarily driven by operational improvements in each of the Company's business segments.

•
For FY 2019, Tenet reported Adjusted net income from continuing operations available to its common shareholders of $281 million, or $2.68 per diluted share, compared to $193 million, or $1.86 per diluted share, in FY 2018 also primarily driven by operational improvements in each of the business segments, partially offset by a $35 million year-over-

year increase in expense associated with the change in the U.S. Treasury rate used to discount the Company's actuarial liabilities. FY 2019 results were achieved despite lower-than-anticipated revenue and additional expenses related to Hurricane Dorian and an increase in contract labor costs associated with a strike by union nurses at certain of the Company's hospitals during the third quarter of 2019.

Adjusted EBITDA

Reconciliations of net income available (loss attributable) to Tenet common shareholders to Adjusted EBITDA are contained in Table #2 at the end of this release.

•
Adjusted EBITDA was $805 million in 4Q19 compared to $684 million in 4Q18, an increase of $121 million, or 17.7 percent. This year-over-year improvement was primarily due to higher patient volumes as well as the beneficial effect of savings associated with the Company's cost reduction initiatives. Changes in the U.S. Treasury rate described above favorably impacted 4Q19 by decreasing malpractice and workers' compensation expense by $6 million in 4Q19 versus increasing that expense by $10 million in 4Q18.

•
For FY 2019, Adjusted EBITDA was $2.706 billion compared to $2.560 billion in FY 2018, an increase of $146 million, or 5.7 percent. This growth in Adjusted EBITDA was driven primarily by the same factors impacting the 4Q19 year-over-year results noted above, partially offset by a $35 million year-over-year increase in expense associated with the change in the U.S. Treasury rate. Additionally, FY 2019 results were achieved even with the challenges associated with Hurricane Dorian and the increase in contract labor costs described above

Hospital Operations and Other Segment Results

Tenet’s Hospital Operations and other business segment is comprised of acute care and specialty hospitals, ancillary outpatient facilities, freestanding urgent care centers (nearly all which are managed by USPI and operated under the MedPost brand), micro-hospitals and physician practices.

Hospital Operations and other segment results ($ in millions)	4Q19	4Q18	FY 2019	FY 2018
Net operating revenues	$3,983	$3,843	$15,522	$15,285
Same-hospital net patient services revenues (a)	$3,673	$3,490	$14,339	$13,707
Adjusted EBITDA	$407	$352	$1,425	$1,411
Admissions growth	2.6%	(2.7)%	2.3%	(1.7)%
Adjusted Admissions growth (b)	1.9%	(0.8)%	1.9%	0.0%
(a) Same-hospital revenues and statistical data include those for the 65 hospitals operated by the Company’s Hospital Operations and other segment continuously from January 1, 2018 through December 31, 2019. Revenues and results for any hospitals acquired or disposed of during this time frame are excluded.
(b) Adjusted admissions are hospital admissions adjusted to include outpatient admissions by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.

Revenues and Volumes

•
Net operating revenues in the Hospital Operations and other segment were $3.983 billion in 4Q19, up 3.6 percent from $3.843 billion in 4Q18. The increase in revenue was primarily due to revenue growth on a same-hospital basis, partially offset by hospital divestitures. Revenues included $59 million from the California Provider Fee program in 4Q19 compared to $64 million in 4Q18.

•
For FY 2019, segment net operating revenues were $15.522 billion, up 1.6 percent, versus $15.285 billion in FY 2018. Revenues included $246 million from the California Provider Fee program in FY 2019 compared to $262 million in FY 2018.

•
On a same-hospital basis, net patient service revenues were $3.673 billion in 4Q19, up 5.2 percent from $3.490 billion in 4Q18. Admissions increased 2.6 percent on a same-hospital basis, adjusted admissions increased 1.9 percent and revenue per adjusted admission increased 3.2 percent. Hospital surgeries grew slightly at 0.2 percent, and increased 3.5 percent including surgeries performed at United Surgical Partners International (USPI) facilities located in the Company’s hospital markets.

•
For FY 2019, on a same-hospital basis, net patient service revenues were $14.339 billion, up 4.6 percent versus $13.707 billion in FY 2018. Admissions increased 2.3 percent on a same-hospital basis in FY 2019, adjusted admissions increased 1.9 percent and revenue per adjusted admission increased 2.7 percent. Hospital surgeries declined 0.7 percent, and increased 1.5 percent including surgeries performed at USPI facilities located in the Company’s hospital markets.

Operating Expenses

•
Selected operating expenses in the segment increased 3.2 percent on a per adjusted admission basis in 4Q19. Selected operating expenses include salaries, wages and benefits, supplies and other operating expenses.

•	For FY 2019, selected operating expenses increased 3.3 percent on a per adjusted admission basis.

Earnings

•
Adjusted EBITDA in the segment was $407 million in 4Q19, an increase of 15.6 percent compared to $352 million in 4Q18. The Adjusted EBITDA margin was 10.2 percent in 4Q19 compared to 9.2 percent in 4Q18.

•	For FY 2019, Adjusted EBITDA was $1.425 billion compared to $1.411 billion in FY 2018. The Adjusted EBITDA margin was 9.2 percent in both FY 2019 and FY 2018.

Ambulatory Care Segment Results

Tenet’s Ambulatory Care business segment is comprised of the operations of USPI. As of December 31, 2019, USPI had interests in 260 ambulatory surgery centers, 39 urgent care centers (nearly all of which operate under the CareSpot brand), 23 imaging centers and 24 surgical hospitals in 27 states. The Company owns 95 percent of USPI.

Ambulatory Care segment results ($ in millions)	4Q19	4Q18	FY 2019	FY 2018
Net operating revenues	$632	$554	$2,158	$2,085
Same-facility system-wide net patient services revenues (c)	$1,317	$1,226	$4,546	$4,286
Adjusted EBITDA	$304	$245	$895	$792
Adjusted EBITDA less facility-level NCI; excludes Aspen for FY 2018	$190	$151	$568	$488
Surgical cases growth	3.4%	1.1%	3.3%	2.1%
Total ambulatory cases growth	5.7%	0.9%	3.7%	3.4%

(c) Same-facility system-wide revenues and statistical information include the results of many of the facilities in which the Ambulatory Care segment has an investment that are not consolidated by Tenet (of the 346 facilities at December 31, 2019, the results of 108 were accounted for under the equity method for unconsolidated affiliates). To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.

Revenues and Volumes

•	The Ambulatory Care segment produced net operating revenues of $632 million in 4Q19, an increase of 14.1 percent compared to $554 million in 4Q18.

•
For FY 2019, segment net operating revenues of $2.158 billion increased 3.5 percent compared to $2.085 billion in FY 2018. This year-over-year increase was achieved despite the divestiture of Aspen (the Company's former business in the United Kingdom), which was completed in the third quarter of FY 2018. Aspen generated $117 million of revenues in FY 2018.

•
On a same-facility system-wide basis, revenues increased 6.1 percent in FY 2019, with cases increasing 3.7 percent and revenue per case increasing 2.2 percent. In the surgical business, which represents the majority of segment revenues, same-facility system-wide revenues grew 6.0 percent in FY 2019, with cases up 3.3 percent and revenue per case up 2.6 percent.

Earnings

•
Segment Adjusted EBITDA of $304 million in 4Q19, was up 24.1 percent from $245 million in 4Q18; Adjusted EBITDA less facility-level non-controlling interest (NCI) was $190 million, up 25.8 percent from $151 million in 4Q18.

•
For FY 2019, the segment generated Adjusted EBITDA of $895 million in FY 2019, up 13.0 percent from $792 million in FY 2018, or growth of 15.3 percent excluding Aspen's $16 million of Adjusted EBITDA in FY 2018. Adjusted EBITDA less facility-level NCI was $568 million, up 12.7 percent from $504 million in FY 2018, or growth of 16.4 percent excluding Aspen in FY 2018.

Conifer Segment Results

Tenet’s Conifer business segment provides healthcare business process services in the areas of hospital and physician revenue cycle management as well as value-based care solutions to healthcare systems, individual hospitals, physician practices, self-insured organizations, healthcare plans and other entities.

Conifer segment results ($ in millions)	4Q19	4Q18	FY 2019	FY 2018
Net operating revenues	$332	$372	$1,372	$1,533
Adjusted EBITDA	$94	$87	$386	$357

As previously announced, the Company anticipates a spin-off of its Conifer segment by the end of the second quarter of 2021. This transaction is expected to both enhance shareholder value and reduce the level of debt on Tenet through a tax-free debt-for-debt exchange.

Revenues

•
During 4Q19, Conifer segment revenues declined 10.8 percent to $332 million, from $372 million in 4Q18, primarily due to client attrition as a result of hospital divestitures by both Tenet and other customers. Revenues from third-party customers declined 14.0 percent to $191 million in 4Q19.

•
During FY 2019, Conifer’s revenues declined 10.5 percent to $1.372 billion, from $1.533 billion in FY 2018 primarily due to the same factor impacting 4Q19 revenues. Revenue from third-party customers declined 15.3 percent to $799 million in FY 2019.

Earnings

•
Conifer generated $94 million of Adjusted EBITDA in 4Q19, up 8.0 percent from $87 million in 4Q18. Adjusted EBITDA margins increased 490 basis points to 28.3 percent primarily due to the Company’s continuing cost-reduction initiatives.

•	Conifer generated $386 million of Adjusted EBITDA in FY 2019, up 8.1 percent from $357 million in FY 2018. Adjusted EBITDA margins increased 480 basis points to 28.1 percent.

Cash Flows and Liquidity

Balance Sheet

•	Cash and cash equivalents were $262 million at December 31, 2019 compared to $314 million at September 30, 2019.

•	Accounts receivable days outstanding from continuing operations were 58.4 at December 31, 2019 a decrease of 1.2 days from 59.6 at September 30, 2019.

•	The Company had no outstanding borrowings on its $1.5 billion credit line as of December 31, 2019.

•
Total debt at December 31, 2019 of $14.751 billion was down from both December 31, 2018 ($14.826 billion) and September 30, 2019 ($15.023 billion). Similarly, the Company's ratio of net debt (debt less cash and cash equivalents) to Adjusted EBITDA declined to 5.35x at December 31, 2019 versus 5.63x at December 31, 2018 and 5.69x at September 30, 2019.

Cash flows

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

•	Net cash provided by operating activities was $1.233 billion in FY 2019, an increase of 17.5 percent, compared to $1.049 billion in FY 2018.

•
After subtracting $670 million and $617 million of capital expenditures in FY 2019 and FY 2018, respectively, Free Cash Flow was $563 million in FY 2019, an increase of 30.3 percent, compared to Free Cash Flow of $432 million in FY 2018.

•	Adjusted Free Cash Flow was $760 million in FY 2019, representing an increase of 26.7 percent, from $600 million of Adjusted Free Cash Flow in FY 2018.

•
Net cash used in investing activities was $619 million in FY 2019 compared to $115 million of net cash used in FY 2018. Results in FY 2019 included $162 million of proceeds from the sales of facilities, marketable securities, long-term investments and other assets compared to $742 million in FY 2018.

•
Net cash used in financing activities was $763 million in FY 2019 compared to $1.134 billion used in financing activities in FY 2018. The Company invested $630 million in cash to increase its ownership in USPI from 80 percent to 95 percent during FY 2018.

Company Outlook

•
Reconciliations of Outlook net income available (loss attributable) to Tenet common shareholders to Outlook Adjusted EBITDA for the year ending December 31, 2020 (FY 2020) and the quarter ending March 31, 2020 (1Q20) are contained in Table #4 at the end of this release.

•
Reconciliations of Outlook net income available (loss attributable) to Tenet common shareholders to Outlook Adjusted net income from continuing operations to common shareholders for FY 2020 and 1Q20 are contained in Table #5 at the end of this release.

•
Reconciliations of Outlook net cash provided by operating activities to Outlook Adjusted free cash flow from continuing operations for FY 2020 and 1Q20 are contained in Table #6 at the end of this release.

Tenet’s Outlook for FY 2020 and for 1Q20 on a consolidated basis and by segment follows:

CONSOLIDATED ($ in millions except per share amounts)	FY 2020 Outlook	1Q20 Outlook
Net operating revenues; includes CA Provider Fee revenues of approx. $239 million for FY 2020 and approx. $60 million for 1Q20	$19,100 to $19,500	$4,600 to $4,800
Net income (loss) from continuing operations attributable to Tenet common stockholders	$130 to $245	$(7) to $37
Adjusted EBITDA	$2,785 to $2,885	$625 to $675
Adjusted EBITDA margin	14.6% to 14.8%	13.6% to 14.1%
Diluted income (loss) per common share from continuing operations	$1.23 to $2.31	$(0.07) to $0.35
Adjusted net income from continuing operations	$285 to $355	$45 to $80
Adjusted diluted earnings per share from continuing operations	$2.69 to $3.35	$0.42 to $0.75
Equity in earnings of unconsolidated affiliates	$180 to $200	$30 to $40
Depreciation and amortization	$845 to $865	$205 to $215
Interest expense	$975 to $985	$240 to $250
Net income available to NCI	$450 to $470	$90 to $100
Weighted average diluted common shares	~ 106 million	~106 million
Effective tax rate (d)	22% to 23%
Net cash provided by operating activities	$1,250 to $1,525
Adjusted net cash provided by operating activities	$1,475 to $1,725
Capital expenditures	$700 to $750
Adjusted free cash flow	$775 to $975
NCI cash distributions	$350 to $370
(d) The effective tax rate is calculated as income tax expense divided by the adjusted pretax income. Income tax expense is calculated by multiplying the corporate tax rate by the sum of: adjusted pretax income less GAAP NCI expense plus permanent differences, non-deductible interest, and non-cash NCI expense related to portion of USPI the Company does not own.

Hospital Operations and Other Segment ($ in millions)	FY 2020 Outlook	Comments
Net operating revenues	$15,965 to $16,215	Prior to intercompany eliminations of approx. $565 million for Conifer
Adjusted EBITDA	$1,430 to $1,490
NCI	~$10	Based on GAAP NCI expense
Net revenues growth	2.9% to 4.5%
Adjusted EBITDA growth	0.4% to 4.6%
Admissions growth	1.5% to 2.5%	On a same-hospital basis
Adjusted admissions growth	1.5% to 2.5%	On a same-hospital basis
Net revenues per adjusted admission growth	1.5% to 2.5%	On a same-hospital basis
Total costs per adjusted admission growth	2.5% to 3.5%
Ambulatory Care Segment ($ in millions)	FY 2020 Outlook	Comments
Net operating revenues	$2,350 to $2,450
Net revenues growth	8.9% to 13.5%
Adjusted EBITDA	$970 to $1,000
Adjusted EBITDA growth	8.4% to 11.7%
NCI	$365 to $385	Based on GAAP NCI expense
Adjusted EBITDA less NCI growth	9.2% to 10.9%	Facility-level NCI expense
Surgical cases growth	3.0% to 3.5%	On a same-facility system-wide basis; excludes non-surgical services
Net revenues per surgical case growth	2.0% to 2.5%	On a same-facility system-wide basis; excludes non-surgical services
Conifer Segment ($ in millions)	FY 2020 Outlook	Comments
Net operating revenues	$1,350 to $1,400
Adjusted EBITDA	$385 to $395
NCI	~$75	Based on GAAP NCI expense; no cash distributions to be made
Net revenues growth	(1.6%) to 2.0%
Adjusted EBITDA growth	(0.3%) to 2.3%

Management’s Webcast Discussion of Results and Outlook

Tenet management will discuss the Company’s 4Q19 and FY 2019 results, as well as the Company's Outlook for FY 2020, on a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 25, 2020. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release and a supplemental financial disclosure document will be available on the Company's Investor Relations website.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company's expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company's actual results to be materially different than those expressed in the Company's forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with 113,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Investor Contact
Regina Nethery
469-893-2387
regina.nethery@tenethealth.com

Media Contact
Lesley Bogdanow
469-893-2640
mediarelations@tenethealth.com

Non-GAAP Financial Measures

•
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax expense (benefit), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefits, net of reinsurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.

•
Adjusted diluted earnings (loss) per share from continuing operations per share, a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average primary or diluted shares outstanding in the reporting period.

•
Adjusted net income (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation (costs) benefits, net of reinsurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.

•	Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.

•
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.

•
Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlement, and (2) net cash provided (used in) operating activities for discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company's operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company's financial statements, they do not provide a complete measure of the Company's operating performance. For example, the Company's definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company's Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company's financial performance.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
4Q19 Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended December 31,
	2019	%	2018	%	Change
Net operating revenues	$4,806	100.0%	$4,619	100.0%	4.0%
Equity in earnings of unconsolidated affiliates	61	1.3%	53	1.1%	15.1%
Operating expenses:
Salaries, wages and benefits	2,229	46.4%	2,156	46.7%	3.4%
Supplies	803	16.7%	756	16.4%	6.2%
Other operating expenses, net	1,030	21.5%	1,076	23.3%	(4.3)%
Depreciation and amortization	223	4.6%	200	4.3%
Impairment and restructuring charges, and acquisition-related costs	84	1.7%	86	1.9%
Litigation and investigation costs	26	0.5%	10	0.2%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	12	0.3%	(16)	(0.4)%
Operating income	460	9.6%	404	8.7%
Interest expense	(243)		(246)
Other non-operating expense, net	(2)		(3)
Gain from early extinguishment of debt	—		3
Income from continuing operations, before income taxes	215		158
Income tax expense	(86)		(56)
Income from continuing operations, before discontinued operations	129		102
Discontinued operations:
Income from operations	2		1
Income tax expense	(2)		(1)
Income (loss) from discontinued operations	—		—
Net income	129		102
Less: Net income available to noncontrolling interests	127		107
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$2		$(5)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$2		$(5)
Income (loss) from discontinued operations, net of tax	—		—
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$2		$(5)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.02		$(0.05)
Discontinued operations	—		—
	$0.02		$(0.05)
Diluted
Continuing operations	$0.02		$(0.05)
Discontinued operations	—		—
	$0.02		$(0.05)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,048		102,501
Diluted*	105,666		102,501

*Had the Company generated income from continuing operations in the three months ended December 31, 2018, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,617 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Years Ended December 31,
	2019	%	2018	%	Change
Net operating revenues	$18,479	100.0%	$18,313	100.0%	0.9%
Equity in earnings of unconsolidated affiliates	175	0.9%	150	0.8%	16.7%
Operating expenses:
Salaries, wages and benefits	8,704	47.1%	8,634	47.1%	0.8%
Supplies	3,057	16.5%	3,004	16.4%	1.8%
Other operating expenses, net	4,189	22.6%	4,256	23.3%	(1.6)%
Depreciation and amortization	850	4.6%	802	4.4%
Impairment and restructuring charges, and acquisition-related costs	185	1.0%	209	1.1%
Litigation and investigation costs	141	0.8%	38	0.2%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	15	0.1%	(127)	(0.7)%
Operating income	1,513	8.2%	1,647	9.0%
Interest expense	(985)		(1,004)
Other non-operating expense, net	(5)		(5)
Gain (loss) from early extinguishment of debt	(227)		1
Income from continuing operations, before income taxes	296		639
Income tax expense	(153)		(176)
Income from continuing operations, before discontinued operations	143		463
Discontinued operations:
Income from operations	15		4
Income tax expense	(4)		(1)
Income from discontinued operations	11		3
Net income	154		466
Less: Net income available to noncontrolling interests	386		355
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(232)		$111
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(243)		$108
Income from discontinued operations, net of tax	11		3
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(232)		$111
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(2.35)		$1.06
Discontinued operations	0.11		0.03
	$(2.24)		$1.09
Diluted
Continuing operations	$(2.35)		$1.04
Discontinued operations	0.11		0.03
	$(2.24)		$1.07
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,398		102,110
Diluted*	103,398		103,881

*Had the Company generated income from continuing operations in the twelve months ended December 31, 2019, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,457 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$262	$411
Accounts receivable	2,743	2,595
Inventories of supplies, at cost	310	305
Income tax receivable	10	21
Assets held for sale	387	107
Other current assets	1,369	1,197
Total current assets	5,081	4,636
Investments and other assets	2,369	1,456
Deferred income taxes	169	312
Property and equipment, at cost, less accumulated depreciation and amortization	6,878	6,993
Goodwill	7,252	7,281
Other intangible assets, at cost, less accumulated amortization	1,602	1,731
Total assets	$23,351	$22,409

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$171	$182
Accounts payable	1,204	1,207
Accrued compensation and benefits	877	838
Professional and general liability reserves	330	216
Accrued interest payable	245	240
Liabilities held for sale	44	43
Other current liabilities	1,334	1,131
Total current liabilities	4,205	3,857
Long-term debt, net of current portion	14,580	14,644
Professional and general liability reserves	585	666
Defined benefit plan obligations	560	521
Deferred income taxes	27	36
Other long-term liabilities	1,405	578
Total liabilities	21,362	20,302
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,506	1,420
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,760	4,747
Accumulated other comprehensive loss	(257)	(223)
Accumulated deficit	(2,467)	(2,236)
Common stock in treasury, at cost	(2,414)	(2,414)
Total shareholders’ deficit	(371)	(119)
Noncontrolling interests	854	806
Total equity	483	687
Total liabilities and equity	$23,351	$22,409

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Years Ended
(Dollars in millions)	December 31,
	2019	2018
Net income	$154	$466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	850	802
Deferred income tax expense	137	150
Stock-based compensation expense	42	46
Impairment and restructuring charges, and acquisition-related costs	185	209
Litigation and investigation costs	141	38
Net losses (gains) on sales, consolidation and deconsolidation of facilities	15	(127)
Loss (gain) from early extinguishment of debt	227	(1)
Equity in earnings of unconsolidated affiliates, net of distributions received	(32)	(12)
Amortization of debt discount and debt issuance costs	35	45
Pre-tax income from discontinued operations	(15)	(4)
Other items, net	(15)	(21)
Changes in cash from operating assets and liabilities:
Accounts receivable	(247)	(134)
Inventories and other current assets	(94)	17
Income taxes	8	(3)
Accounts payable, accrued expenses and other current liabilities	36	(152)
Other long-term liabilities	3	(102)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(192)	(163)
Net cash used in operating activities from discontinued operations, excluding income taxes	(5)	(5)
Net cash provided by operating activities	1,233	1,049
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(670)	(617)
Purchases of businesses or joint venture interests, net of cash acquired	(25)	(113)
Proceeds from sales of facilities and other assets — continuing operations	63	543
Proceeds from sales of facilities and other assets — discontinued operations	17	—
Proceeds from sales of marketable securities, long-term investments and other assets	82	199
Purchases of marketable securities and equity investments	(62)	(148)
Other long-term assets	(24)	15
Other items, net	—	6
Net cash used in investing activities	(619)	(115)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(2,640)	(950)
Proceeds from borrowings under credit facility	2,640	950
Repayments of other borrowings	(6,131)	(312)
Proceeds from other borrowings	5,719	23
Debt issuance costs	(70)	—
Distributions paid to noncontrolling interests	(307)	(288)
Proceeds from sale of noncontrolling interests	21	20
Purchases of noncontrolling interests	(11)	(647)
Proceeds from exercise of stock options and employee stock purchase plan	12	16
Other items, net	4	54
Net cash used in financing activities	(763)	(1,134)
Net decrease in cash and cash equivalents	(149)	(200)
Cash and cash equivalents at beginning of period	411	611
Cash and cash equivalents at end of period	$262	$411
Supplemental disclosures:
Interest paid, net of capitalized interest	$(946)	$(976)
Income tax payments, net	$(12)	$(25)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

(Dollars in millions)	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net operating revenues:
Hospital Operations and other total prior to inter-segment eliminations(1)	$3,983	$3,843	$15,522	$15,285
Ambulatory Care	632	554	2,158	2,085
Conifer
Tenet	141	150	573	590
Other clients	191	222	799	943
Total Conifer revenues	332	372	1,372	1,533
Inter-segment eliminations	(141)	(150)	(573)	(590)
Total	$4,806	$4,619	$18,479	$18,313

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$3	$4	$15	$10
Ambulatory Care	58	49	160	140
Total	$61	$53	$175	$150

Adjusted EBITDA:
Hospital Operations and other(2)	$407	$352	$1,425	$1,411
Ambulatory Care	304	245	895	792
Conifer	94	87	386	357
Total	$805	$684	$2,706	$2,560

Capital expenditures:
Hospital Operations and other	$149	$184	$572	$527
Ambulatory Care	18	22	75	68
Conifer	11	7	23	22
Total	$178	$213	$670	$617

(1)	Hospital Operations and other revenues includes health plan revenues of $1 million and $14 million for the twelve months ended December 31, 2019 and 2018, respectively.

(2)	Hospital Operations and other Adjusted EBITDA excludes health plan EBITDA of $(2) million and $9 million for the twelve months ended December 31, 2019 and 2018, respectively.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2019
(Unaudited)

(Dollars in millions except per share amounts)	2019
	4th Qtr	Full Year
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$2	$(232)
Net income from discontinued operations	—	11
Net income (loss) from continuing operations	2	(243)
Less: Impairment and restructuring charges, and acquisition-related costs	(84)	(185)
Litigation and investigation costs	(26)	(141)
Net losses on sales, consolidation and deconsolidation of facilities	(12)	(15)
Loss from early extinguishment of debt	—	(227)
Loss from divested and closed businesses	—	(2)
Noncontrolling interest impact	—	4
Tax impact of above items	19	42
Adjusted net income available from continuing operations to common shareholders	$105	$281

Diluted earnings (loss) per share from continuing operations	$0.02	$(2.35)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.79)	(1.76)
Litigation and investigation costs	(0.25)	(1.34)
Net losses on sales, consolidation and deconsolidation of facilities	(0.11)	(0.14)
Loss from early extinguishment of debt	—	(2.16)
Loss from divested and closed businesses	—	(0.02)
Noncontrolling interest impact	—	0.04
Tax impact of above items	0.18	0.40
Adjusted diluted earnings per share from continuing operations	$0.99	$2.68

Weighted average basic shares outstanding (in thousands)	104,048	103,398
Weighted average dilutive shares outstanding (in thousands)	105,666	104,855

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2018
(Unaudited)

(Dollars in millions except per share amounts)	2018
	4th Qtr	Full Year
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(5)	$111
Net income from discontinued operations	—	3
Net income (loss) from continuing operations	(5)	108
Less: Impairment and restructuring charges, and acquisition-related costs	(86)	(209)
Litigation and investigation costs	(10)	(38)
Net gains on sales, consolidation and deconsolidation of facilities	16	127
Gain from early extinguishment of debt	3	1
Income from divested and closed businesses	—	9
Tax impact of above items	19	25
Adjusted net income available from continuing operations to common shareholders	$53	$193

Diluted earnings (loss) per share from continuing operations	$(0.05)	$1.04
Less: Impairment and restructuring charges, and acquisition-related costs	(0.83)	(2.01)
Litigation and investigation costs	(0.10)	(0.37)
Net gains on sales, consolidation and deconsolidation of facilities	0.15	1.22
Gain from early extinguishment of debt	0.03	0.01
Income from divested and closed businesses	—	0.09
Tax impact of above items	0.18	0.24
Adjusted diluted earnings per share from continuing operations	$0.51	$1.86

Weighted average basic shares outstanding (in thousands)	102,501	102,110
Weighted average dilutive shares outstanding (in thousands)	104,118	103,881

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2019
(Unaudited)

(Dollars in millions)	2019
	4th Qtr	Full Year
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$2	(232)
Less: Net income available to noncontrolling interests	(127)	(386)
Income from discontinued operations, net of tax	—	11
Income from continuing operations	129	143
Income tax expense	(86)	(153)
Loss from early extinguishment of debt	—	(227)
Other non-operating expense, net	(2)	(5)
Interest expense	(243)	(985)
Operating income	460	1,513
Litigation and investigation costs	(26)	(141)
Net losses on sales, consolidation and deconsolidation of facilities	(12)	(15)
Impairment and restructuring charges, and acquisition-related costs	(84)	(185)
Depreciation and amortization	(223)	(850)
Loss from divested and closed businesses	—	(2)
Adjusted EBITDA	$805	$2,706

Net operating revenues	$4,806	$18,479
Less: Net operating revenues from health plans	—	1
Adjusted net operating revenues	$4,806	$18,478

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	—%	(1.3)%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	16.7%	14.6%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2018
(Unaudited)

(Dollars in millions)	2018
	4th Qtr	Full Year
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(5)	$111
Less: Net income available to noncontrolling interests	(107)	(355)
Income from discontinued operations, net of tax	—	3
Income from continuing operations	102	463
Income tax expense	(56)	(176)
Gain from early extinguishment of debt	3	1
Other non-operating expense, net	(3)	(5)
Interest expense	(246)	(1,004)
Operating income	404	1,647
Litigation and investigation costs	(10)	(38)
Net gains on sales, consolidation and deconsolidation of facilities	16	127
Impairment and restructuring charges, and acquisition-related costs	(86)	(209)
Depreciation and amortization	(200)	(802)
Income from divested and closed businesses	—	9
Adjusted EBITDA	$684	$2,560

Net operating revenues	$4,619	$18,313
Less: Net operating revenues from health plans	—	14
Adjusted net operating revenues	$4,619	$18,299

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(0.1)%	0.6%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	14.8%	14.0%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2019
	4th Qtr	Full Year
Net cash provided by operating activities	$520	$1,233
Purchases of property and equipment	(178)	(670)
Free cash flow	$342	$563

Net cash used in investing activities	$(193)	$(619)
Net cash used in financing activities	$(379)	$(763)

Net cash provided by operating activities	$520	$1,233
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(56)	(192)
Net cash used in operating activities from discontinued operations	(1)	(5)
Adjusted net cash provided by operating activities from continuing operations	577	1,430
Purchases of property and equipment	(178)	(670)
Adjusted free cash flow – continuing operations	$399	$760

(Dollars in millions)	2018
	4th Qtr	Full Year
Net cash provided by operating activities	$250	$1,049
Purchases of property and equipment	(213)	(617)
Free cash flow	$37	$432

Net cash used in investing activities	$(235)	$(115)
Net cash used in financing activities	$(104)	$(1,134)

Net cash provided by operating activities	$250	$1,049
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(50)	(163)
Net cash used in operating activities from discontinued operations	(1)	(5)
Adjusted net cash provided by operating activities from continuing operations	301	1,217
Purchases of property and equipment	(213)	(617)
Adjusted free cash flow – continuing operations	$88	$600

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q1 2020		2020
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(7)	$37	$130	$245
Less: Net income available to noncontrolling interests	(90)	(100)	(450)	(470)
Income tax expense	(17)	(33)	(190)	(210)
Interest expense	(250)	(240)	(985)	(975)
Other non-operating expense, net	(5)	—	(5)	5
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(60)	(50)	(175)	(125)
Depreciation and amortization	(205)	(215)	(845)	(865)
Loss from divested and closed businesses	(5)	—	(5)	—
Adjusted EBITDA	$625	$675	$2,785	$2,885

Income (loss) from continuing operations	$(7)	$37	$130	$245
Net operating revenues	$4,600	$4,800	$19,100	$19,500
Income from continuing operations as a % of operating revenues	(0.2)%	0.8%	0.7%	1.3%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	13.6%	14.1%	14.6%	14.8%

(1)
The Company has provided an estimate of restructuring charges it anticipates in 2020. The Company does not generally forecast impairment charges, acquisition-related costs, litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q1 2020		2020
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(7)	$37	$130	$245
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(60)	(50)	(175)	(125)
Loss from divested and closed businesses	(5)	—	(5)	—
Tax impact of above items	13	7	25	15
Noncontrolling interests impact of above items	—	—	—	—
Adjusted net income available from continuing operations to common shareholders	$45	$80	$285	$355

Diluted earnings (loss) per share from continuing operations	$(0.07)	$0.35	$1.23	$2.31
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.57)	(0.47)	(1.65)	(1.18)
Loss from divested and closed businesses	(0.05)	—	(0.05)	—
Tax impact of above items	0.12	0.07	0.24	0.14
Noncontrolling interests impact of above items	—	—	—	—
Adjusted diluted earnings per share from continuing operations	$0.42	$0.75	$2.69	$3.35

Weighted average basic shares outstanding (in thousands)	104,000	104,000	105,000	105,000
Weighted average dilutive shares outstanding (in thousands)	106,000	106,000	106,000	106,000

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliation of Outlook Net Cash Provided by Operating Activities to Outlook Adjusted Free Cash Flow from Continuing Operations

(Dollars in millions)	2020
	Low	High
Net cash provided by operating activities	$1,250	$1,525
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(225)	(200)
Adjusted net cash provided by operating activities – continuing operations	1,475	1,725
Purchases of property and equipment – continuing operations	(700)	(750)
Adjusted free cash flow – continuing operations(2)	$775	$975

(1)
The Company has provided an estimate of payments that it anticipates in 2020 related to restructuring charges as well as litigation costs and settlements. The Company does not generally forecast payments related to acquisition-related costs and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company's definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company's Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests